EXHIBIT 10.7

AMENDMENT NO. 1 TO

SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO SECURED CONVERTIBLE PROMISSORY NOTE (the “Amendment”) is made as of August 15, 2016 (the “Effective Date”) by and between SQL Technologies Corp. (f/k/a Safety Quick Lighting & Fans Corp.), a Florida corporation (the “Company”), and the undersigned (the “Holder”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Company issued to the Holder one or more certain Secured Convertible Promissory Note(s), dated, as the case may be, November 26, 2013, May 8, 2014 or June 25, 2014 (such instrument or instruments, hereinafter referred to as the “Note”);

WHEREAS, the Parties desire to amend the Note to provide for conversion into shares of a class of convertible preferred stock, rather than into common stock, subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 13 of the Note, the amendment contemplated hereby must also be consented to or agreed to in writing by the holders of a majority of the currently outstanding principal amount of all similar Notes issued in the related offering by the Company.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note.

2. Amendments to the Note.

(i) Reference to the Company. Any reference in the Note to the “Company” shall hereby refer to “SQL Technologies Corp. (f/k/a Safety Quick Lighting & Fans Corp.)”.

(ii) Section 3 of the Note. Section 3 of the Note is hereby deleted in its entirety and replaced with the following:

“3. Conversion.

(i) The Payee shall have the option to (a) convert this Note and any accrued but unpaid interest into shares of the Company’s Series A Convertible Preferred Stock, no par value (“Preferred Stock”), at any time during the term of the Note or (b) upon the Maturity Date, tender this Note to the Company for immediate repayment of principal and accrued and unpaid interest. The number of shares of Preferred Stock that shall be issuable upon conversion of the Note shall equal the number derived by dividing (x) the principal amount of the Note plus any accrued and unpaid interest thereon by (y) US $0.25 (twenty-five cents US). No fractional shares shall be issued upon a conversion. In lieu of any fractional shares to which Payee would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the pre-money valuation.

1

In order to convert this Note into Preferred Stock, the Holder must deliver a dated and signed notice of conversion (the “Notice of Conversion”), a copy of which is attached to this Note as Exhibit A, stating its intention to convert the full principal amount of this Note into Preferred Stock. Notices of Conversion shall be deemed delivered on the date sent, if personally delivered, to the Company’s Chief Executive Officer at the Company’s principal place of business, or when actually received if sent by another method. The Notice of Conversion shall be accompanied by the original Note.

(ii) As soon as possible after the conversion has been effected, the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the shares of Preferred Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) Business Days to the address provided by the Payee to the Company at the time of the surrender of this Note.

(iii) The issuance of shares of Preferred Stock upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that Common Stock issuable upon conversion of the Note shall be validly issued, fully paid and nonassessable.

(iv) Neither the Company nor acquirer shall close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(v) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of Preferred Stock issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.”

(iii) Exhibit A of the Note. Exhibit A of the Note is hereby amended by changing the words “Common Stock” to “Series A Convertible Preferred Stock, no par value,”.

3. Consent. For purposes of satisfying Section 13 of the Note, the undersigned Holder hereby consents to the amendments provided in this Amendment and further consents to the amendments associated with all other presently outstanding similar Notes issued in the related offering by the Company, on the same terms and conditions as provided in this Amendment.

4. Effectiveness of Amendment. The Parties agree that this Amendment shall only become effective upon receipt of the consents, as set forth in Section 13 of the Note and Section 3 hereof, from the holders of a majority of the currently outstanding principal amount of similar Notes issued in the related offering by the Company.

2

5. Date of Effectiveness; Limited Effect. The amendments set forth herein shall effective on the Effective Date and be limited precisely as written and relate solely to the provisions of Section 3 and Exhibit A of the Note in the manner and to the extent described above, and nothing in this Amendment shall be deemed to constitute a waiver of compliance by either Party with respect to any other term, provision or condition of the Note or any of the related offering documents or any other document or instrument issued to Holder pursuant to the related offering by the Company. Except as set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Note or otherwise affect the rights and obligations of any Party thereto, all of which remain in full force and effect.

6. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(i) It has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Note as amended by this Amendment.

(ii) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(iii) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

7. Miscellaneous.

(i) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(ii) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(iii) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(iv) This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(v) This Amendment may be executed in any number of counterparts and by electronic transmission or facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of the Effective Date set forth above.

By their signatures below, the Parties hereby acknowledge that this Amendment hereby amends the one or more Notes issued by the Company to the Holder on the Issuance Date or Issuance Dates marked below:

Issuance Date(s): [ ] November 26, 2013

(please select one or more) [ ] May 8, 2014

[ ] June 25, 2014

THE COMPANY:

SQL TECHNOLOGIES CORP.

(F/K/A SAFETY QUICK LIGHTING & FANS CORP.)

By: _____________________________

John P. Campi

Chief Executive Officer

HOLDER:

_________________________________

(entity name, if applicable)

By: ________________________________

Name: ______________________________

Title: ________________________________

4